                                  EXHIBIT 11.1

                               SHARE COMPUTATION
                                  YEAR ENDED
                               DECEMBER 27, 1997


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

                                                                                    Common Stock
                                                            ------------------------------------------------------------------------
                                               Prefered                                    Total less          Weighted Average
                                                Stock            Total      Treasury        Treasury                Shares
                                         ------------------------------------------------------------------------------------------
Shares outstanding at December 28, 1996         4,220         18,074,120    (341,341)      17,732,779             17,732,779
Preferred stock conversions                    (3,870)         3,094,769                    3,094,769                962,151
Issue common shares for class settlement                      14,653,672                   14,653,672              9,474,706
Issue common shares for preferred claims                       5,794,800                    5,794,800              2,316,190
Exercise of stock options                                      3,225,000                    3,225,000              1,375,650
Exchange ACPI shares from tender offer                             2,912                        2,912                    797
Preferred stock repurchase                       (350)                                              0
                                         ------------------------------------------------------------------------------------------
Shares outstanding at December 27, 1997             0         44,845,273    (341,341)      44,503,932             31,862,273
                                         ------------------------------------------------------------------------------------------
                                         ------------------------------------------------------------------------------------------

Net Loss                                                                                                   $      (6,535,000)

Weighted average shares                                                                                           31,862,273

Loss per share                                                                                                        ($0.21)
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